Exhibit 10.15

                                 REVOLVING NOTE

$35,000,000                                                        June 29, 2001

                  WESTELL TECHNOLOGIES, INC., WESTELL, INC., WESTELL INTERNATIONAL, INC., CONFERENCE PLUS, INC. and TELTREND, INC. (collectively, "Borrowers"), hereby jointly and severally promise to pay to the order of LaSalle Bank National Association (the "Bank"), on June 30, 2002 the principal sum of Thirty Five Million and No/100 ($35,000,000), or such lesser amount of all of the then outstanding advances made by the Bank to Borrowers pursuant to
Section 2.1 of the "Loan Agreement" (as hereinafter defined), together with interest on any and all principal amounts remaining unpaid hereunder from time to time from the date hereof until paid, at the rate(s) set forth in Section
2.10 of the Loan Agreement, payable on the last day of each "Interest Period" (as such term is defined in the Loan Agreement), and continuing until the Revolving Loans (as such term is defined in the Loan Agreement) are paid in full.

                  Any amount of interest or principal hereof which is not paid when due, whether on the last day of an Interest Period, at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the "Default Rate" (as such term is defined in the Loan Agreement).

                  All payments of principal and interest on this Note shall be payable in lawful money of the United States of America. In no event shall the interest payable exceed the highest rate permitted by law. Principal and interest shall be paid to Bank at its office at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as the holder of this Note may designate in writing to Borrowers. All payments hereunder shall be applied as provided in the Loan Agreement. In determining Borrowers' liability to the Bank hereunder, the books and records of the Bank shall be controlling absent arithmetic or manifest or demonstrable error.

                  This Note evidences certain indebtedness incurred under the Amended and Restated Loan and Security Agreement, dated August 31, 2000 between Borrowers and Bank (as heretofore or hereafter amended, the "Loan Agreement"), to which reference is hereby made for a statement of the terms and conditions under which the due date of this Note or any payment thereon may be accelerated or is automatically accelerated, or under which this Note may be prepaid or is required to be prepaid. All capitalized terms used herein shall, unless otherwise defined herein, have the meanings set forth in the Loan Agreement. The holder of this Note is entitled to all of the benefits provided in said Loan Agreement and the Loan Documents referred to therein. Borrowers agree to pay all costs of collection and all reasonable attorneys' fees paid or incurred in enforcing any of the Bank's rights hereunder promptly on demand of the Bank and as more fully set forth in the Loan Agreement.

                  This Note may be prepaid in whole or in part, and shall be prepaid as



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appropriate, in accordance with the terms of the Loan Agreement.

                  Except as set forth in the Loan Agreement, the Borrowers, endorsers and all other parties to this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Loan Agreement. In any action on this Note, the Bank or its assignee need not file the original of this Note, but need only file a photocopy of this Note certified by the Bank or such assignee to be a true and correct copy of this Note.

                  This is the Revolving Note referred to in the Loan Agreement. This Note is secured by, among other things, a security interest in the Collateral granted to the Agent pursuant to Section 4 of the Loan Agreement.

                  No delay on the part of the Bank in exercising any right under this Note, any security agreement, guaranty or other undertaking affecting this Note, shall operate as a waiver of such right or any other right under this Note, nor shall any omission in exercising any right on the part of the Bank under this Note operate as a waiver of any other rights.

                  Upon the occurrence of an Event of Default which is an Uncured Default under the Loan Agreement, the outstanding indebtedness evidenced by this Note, together with all accrued interest, shall be due and payable in accordance with the terms of the Loan Agreement, without notice to or demand upon the Borrowers except as otherwise provided in the Loan Agreement, and the Bank may exercise all of its rights and remedies reserved to it under the Loan Agreement or applicable law.

                  If any provision of this Note or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances will not be affected thereby and the provisions of this Note shall be severable in any such instance.

         This Note shall be in replacement of and in substitution for that certain Revolving Loan Note dated August 31, 2000, in the original principal amount of $30,000,000, made by and payable to the order of Bank (the "Original Note"). The indebtedness evidenced by the Original Note is continuing indebtedness, and nothing herein shall be deemed to constitute a payment, settlement or novation of the Original Note, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of the Bank against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

                  BORROWERS HEREBY WAIVE ANY RIGHT BORROWERS MAY NOW OR HEREAFTER HAVE TO SUBMIT ANY CLAIM, ISSUE OR DEFENSE ARISING HEREUNDER OR UNDER THE OTHER DOCUMENTS RELATING TO THIS NOTE TO A TRIAL BY JURY.


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                  This Note shall be deemed to have been made under and shall be governed in accordance with the internal laws and not the conflict of law rules of the State of Illinois.

                                            WESTELL TECHNOLOGIES, INC.


                                            By: /s/ Nicholas Hindman
                                            Title:  Vice President


                                            WESTELL, INC.


                                            By:  /s/ Nicholas Hindman
                                            Title: Vice President


                                            WESTELL INTERNATIONAL, INC.


                                            By:   /s/ Nicholas Hindman
                                            Title:  Vice President

                                            CONFERENCE PLUS, INCORPORATED


                                            By:  /s/ Nicholas Hindman
                                            Title:  Vice President


                                            TELTREND, INC.


                                            By: /s/ Nicholas Hindman
                                            Title: Vice President